UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company received notice from The NASDAQ Stock Market dated April 15, 2008, notifying the Company that it is not in compliance with NASDAQ Rule 4450(b)(1)(A), which requires a listed security to maintain a minimum $50 million market capitalization for continued trading on the NASDAQ Global Market. Subsequent to receipt of this notice, the Company’s market capitalization has regained a market value in excess of $50 million. In order to demonstrate compliance with Rule 4450(b)(1)(A), the Company needs to maintain a minimum $50 million market value for at least 10 consecutive business days before May 15, 2008. This notice has no immediate effect on the listing of the Company, and the Company’s common stock will continue to trade on The NASDAQ Global Market.

A copy of the press release announcing the notification from NASDAQ is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

	By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: April 18, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 18, 2008 titled: “Accentia Biopharmaceuticals Receives NASDAQ Compliance Notice”

4